Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Better Choice Company Inc.
Tampa, Florida
We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-234349 and 333-251241) and Form S-8 (No. 333-262340 and 333-257986) of Better Choice Company Inc. of our report dated March 29, 2022, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders on Form 10-K/A.

/s/ BDO USA, LLP

Tampa, Florida
March 29, 2022